UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
 __________________________________________________
FORM 8-K/A
(Amendment No. 1)
 __________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2016 (September 12, 2016)
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 BWX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-34658	80-0558025
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 MAIN STREET, 4TH FLOOR
LYNCHBURG, VIRGINIA		24504
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (980) 365-4300

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

-	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
-	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
-	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
-	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 12, 2016, BWX Technologies, Inc. (the "Company") filed a Current Report on Form 8-K (the "Prior Report") announcing the appointment of James M. Jaska, Kenneth J. Krieg and Barbara A. Niland to our Board of Directors (our "Board") as non-employee directors. The Prior Report did not contain the committees of the Board on which Ms. Niland and Messrs. Jaska and Krieg would serve because their assignments had not been determined at that time. On October 28, 2016, our Board approved the committee assignments for Ms. Niland and Messrs. Jaska and Krieg, effective as of January 1, 2017, and pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed to provide that information.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2016, our Board approved the creation of a new Safety and Security Committee and made other changes to Board committee assignments, all to be effective January 1, 2017. After giving effect to these changes, the composition of the Board's committees will be as follows:

•	the Audit and Finance Committee will consist of Jan A. Bertsch (Chair), Robb A. LeMasters, Robert L. Nardelli and Ms. Niland;

•	the Compensation Committee will consist of Charles W. Pryor (Chair), Mr. LeMasters, Mr. Nardelli and Ms. Niland;

•	the Governance Committee will consist of Robert W. Goldman (Chair and Lead Independent Director), Ms. Bertsch, Admiral Richard W. Mies, Mr. Jaska and Mr. Krieg; and

•	the Safety and Security Committee will consist of Admiral Mies (Chair), Mr. Pryor, Mr. Jaska and Mr. Krieg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ Jason S. Kerr
Jason S. Kerr
Vice President and Chief Accounting Officer

Date: November 2, 2016